Exhibit 10.7


                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made as of the 14th day of October 2002 by and between BizCom U.S.A., Inc., a Florida corporation (the "Company") with its principle place of business located at 5440 N.W. 33 Avenue, Suite 106, Fort Lauderdale, Florida 33309-6338 and Edward W. Lent III ("Lent") whose address is 10605 Gay Terrace, Upper Marlboro, Maryland 20772.


                              W I T N E S S E T H:

         WHEREAS, Lent is an employee at will of the Company; and

         WHEREAS, the Company and Lent wish to terminate such employment arrangement and to establish this Agreement as the sole expression of their respective rights and duties;

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto agree as follows:

         1.  Termination of Employment.
             -------------------------

         Immediately upon execution of this Agreement by both parties hereto, Lent's employment with the Company is hereby terminated and Lent resigns from any and all officer, director and employee positions with the Company, and any divisions and subsidiaries thereof, without any further actions and/or writings for or on behalf of either of the parties hereto.

         2.   Related Matters.
              ---------------

         During the period from October 1, 2002 through January 1, 2003 (the "Term"), subject however, to the early termination provisions herein, in which case the provisions of Section 3 shall apply, the Company shall pay Lent an aggregate of $30,000 gross ($ 4,615.00 less all applicable taxes, on a bi-weekly basis, with the last payment on January 1, 2003 to be appropriately adjusted) and promptly reimburse Lent upon receipt from him of documentation reasonably satisfactory to the Company for reasonable business expenses incurred by Lent on behalf of the Company prior to August 26, 2002 and not previously reimbursed. Lent shall not be entitled to receive any additional compensation or remuneration, however characterized and for whatever capacity in connection with Lent's employment and affiliation with the Company, other than as set forth in the immediately preceding sentence.

         During the Term and as otherwise noted, Lent shall not, directly or indirectly: (a) during the Term and for the immediate three (3) month period thereafter, be employed by, consult or attempt to be employed by or consult with any current customers of the Company, whether in the 220 MHz SMR radio sector and/or the emergency management hardware and software sector (collectively, the "Sectors"), except with written and oral notice provided by Lent to the Company's Chief Executive Officer, Hanan Klein, concurrent with Lent's consulting engagement or attempt at such consulting

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engagement with any such customer and further provided that such consulting engagement is not in connection with or relating to any product(s) and/or service(s) competitive with the Company's products (220 MHz SMR radios and related equipment; EM/2000, MaxResponder, and/or other emergency management and/or public safety software and hardware which may be distributed by the Company and/or a subsidiary and/or otherwise related entity from time to time, and all improvements and/or modifications of any of the foregoing products in the Sectors) and/or services (sales, installation, training and/or support relating to any of such described products in the Sectors); (b) physically or otherwise for or on behalf of the Company (unless by prior written agreement with the Company) attend any trade shows, conventions, or association meetings, however any of same may otherwise be characterized, involving either or both of the Sectors; (c) meet with any competitor and/or prospective competitor of the Company in either or both of the Sectors for the purpose of competing directly or indirectly with the Company in either or both of the Sectors; (d) make any written or oral derogatory comments to any third parties concerning the Company, it's current business and operations, and its officers, directors, employees, agents, shareholders, consultants (and the officers, directors, employees and agents thereof); and (e) consult and/or otherwise be employed directly or indirectly during the Term and for two (2) years thereafter full or part-time by any other firm, person or entity which currently or plans to sell and market products and/or services which compete or are planned to compete in the 220 MHz SMR business and/or with the EM/2000 and/or the MaxResponder, including any improvements and/or modifications thereto.

         3.  Termination.
             ------------

         Except as otherwise provided in Section 14 herein, this Agreement shall terminate at the end of the Term, unless terminated prior thereto:

         (a) by the Company for "cause," defined to mean: (1) negligence, malfeasance, misfeasance, nonfeasance or willful misconduct by Lent in the performance of his obligations hereunder; or (2) Lent's failure to comply with:
(x) any of the terms and conditions set forth herein; and/or (y) any of his obligations hereunder. In the event of such termination by the Company, Lent shall not be entitled to receive any additional compensation hereunder from and after such date of termination, and neither the Company nor any of its officers, directors, employees, shareholders, attorneys or agents shall have any liability to Lent in connection with or arising out of such termination;

         (b) by the Company without "cause," in which case the Company shall be obligated to continue to pay Lent in accordance with the terms of Section 2 above;

         (c) by Lent for "cause," defined to mean the Company's repeated failure to comply with its obligations set forth in Section 2 above. In the event of such termination by Lent, Lent shall be entitled to pursue any and all legal and/or equitable remedies available to him;

         (d) by Lent without "cause," in which event Lent shall not be entitled to receive any additional compensation hereunder from and after such date of termination, and neither the Company nor any of its officers, directors, employees, shareholders, attorneys or agents shall have any liability to Lent in connection with or arising out of such termination.


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         4.  Confidential Information.
             ------------------------

         Lent shall not at any time during or following expiration or termination of this Agreement, regardless of the manner, reason, time or cause thereof, directly or indirectly disclose or furnish to any person, not entitled to receive the same for the immediate benefit of the Company, any trade secrets or confidential information that Lent may have acquired with respect to the then current or proposed business of the Company, including, without limitation and except as is otherwise generally known or which becomes generally known to the public other than through a breach of this Agreement: (i) information as to the enabling technology, business methods, operations and affairs of the Company;
(ii) the names, addresses and requirements of any of its suppliers and/or customers; and (iii) any information relating to customer lists, prices, advertising, programs and/or services. All such trade secrets and confidential information, including but not limited to information as to the names, addresses, or requirements of any of the Company's suppliers or customers acquired or compiled by Lent during his employ by the Company shall be the exclusive property of the Company.

         5.  Integration.
             -----------

         This Agreement contains the complete agreement between the parties hereto as to the matters expressly set forth herein, and shall as of the date of execution by both parties hereto, supercede all other agreements, arrangements and understandings, if any, between such two parties as to such express matters. Notwithstanding the foregoing or anything else herein, this Agreement shall not, however, in any way amend, supercede, cancel or otherwise effect the Exclusive License Agreement dated as of April 15, 2002 by and between The Public Safety Group LLC and the Company (the "License Agreement"), or any of the terms and conditions set forth therein, except to the extent the specific non-compete provisions applicable to Lent set forth in this Agreement conflict with the non-compete provisions in the License Agreement, the specific non-compete provisions set forth in this Agreement shall supercede such non-compete provisions in the License Agreement.

         6.  Mutual General Releases of Claims.
             ---------------------------------

         Each of the parties hereto (a "Releasing Party") releases and holds harmless the other party and, as the case may be, its affiliates, officers, directors, employees, shareholders, attorneys, agents, successors, permitted assigns, if any, estates, heirs, executors and administrators (collectively, the "Released Parties") from any and all claims and demands, actions and causes of action, damages, costs, expenses, compensation, remuneration, and any and all known and unknown, foreseen and unforeseen damages, and consequences thereof, which the Releasing Party ever had, now has, or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever relating to or arising from Lent's employment with the Company from the beginning of the world to the date first set forth above, except for the ongoing obligations of the parties set forth in this Agreement, and in the License Agreement, as may be modified pursuant to Section 5 above.

         7.  Indemnification.
             ---------------

         Each party (an "Indemnifying Party") indemnifies and holds harmless the other party and its affiliates, officers, directors, employees, shareholders, attorneys, agents, estate, heirs, executors,

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administrators, successors and permitted assigns, if any (collectively, the
"Indemnified Party") from and against any and all claims, losses, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, which an Indemnified Party may incur by reason of any breach by the Indemnifying Party of any provision of this Agreement and/or in connection with the enforcement of the Indemnified Party's rights under this Agreement, including its rights to indemnification.

         8.  Effect of Partial Invalidity; Waiver.
             ------------------------------------

         The invalidity of any portion of this Agreement will not and shall not be deemed to effect the validity of any other provision. Failure to insist upon strict compliance with any of the terms or conditions herein shall not be deemed a waiver or relinquishment of any such terms or conditions, nor shall any waiver or relinquishment or any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         9.  Governing Law; Venue; Jurisdiction.
             ----------------------------------

         This Agreement shall be deemed made in and governed by the laws of the State of Florida without regard to choice or conflict of law principles. Any action and/or proceeding relating to or arising out of this Agreement shall be brought solely in the federal and/or state courts located in Broward County, Florida. The prevailing party in any such action and/or proceeding shall be entitled to recover its/his reasonable attorneys' fees and costs from the other party. In recognition of the fact that the issues which could arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the parties hereto waives trial by jury. In addition to any other means permitted by law, service of process may be made in the manner permitted for notice under this Agreement (other than notice by telecopier). Lent acknowledges and agrees that in the event of Lent's breach of the provisions set forth in Section 4 hereof and/or the non-compete provisions set forth in the License Agreement, the Company shall be entitled to seek and obtain injunctive relief against Lent in connection therewith, in addition to any other legal and/or equitable remedies which may be available to the Company.

         10.  Notices.
              -------

         Any notice under this Agreement shall be deemed given when transmitted by mail, telecopier or nationally recognized overnight courier service to the address of the respective parties as follows:

      If to the Company:  5440 N.W. 33 Avenue, Suite 106,
                          Fort Lauderdale, Florida 33309-6338
                          Attention: Hanan "Hank" Klein, Chief Executive Officer Telecopier No. (954) 714-0024

      If to Lent:         Edward W.  Lent III
                          10605 Gay Terrace
                          Upper Marlboro, Maryland
                          Telecopier No. (413) 403-2206 or (301) 599-2316



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or to such other address as the addressee shall have communicated to the other party in writing pursuant to the provisions hereof.

         11.  No Assignment.
              -------------

         This Agreement may not be assigned by either party nor may either party assign its respective rights and obligations hereunder without the prior written consent of the other party, which consent may be withheld in such party's sole and absolute discretion without any liability to such party.

         12.  Binding Effect.
              --------------

         This Agreement shall be binding upon the parties' respective heirs, executors, administrators, successors and permitted assigns, if any.

         13.  Rule of Construction That Ambiguities to be Construed Against
              -------------------------------------------------------------
              Drafter Not Applicable.
              -----------------------

         As both parties to this Agreement have been represented by counsel, the rule of construction that ambiguities are to be construed against the drafter shall not be applicable.

         14.  Miscellaneous.
              -------------

         (a) It is expressly acknowledged and agreed that promptly subsequent to the execution hereof by both parties hereto, the Company may file a copy of this Agreement with the U.S. Securities and Exchange Commission in connection with its reporting obligations under the Securities Exchange Act of 1934, and will amend its current private placement offering memorandum to reflect the terms and conditions of this Agreement.

         (b) Neither party to this Agreement will in any way disparage the other party and further, in the case of the Company as it applies to Lent, the Company's business and operations; the Company agrees to use reasonable best efforts to cause its officers, directors, employees and agents to comply with this provision.

         (c) Lent shall at all times during the Term and thereafter fully cooperate with the Company, as may be requested by the Company, at his expense, subject to reasonable reimbursement requests, in fully supporting all of the Company's current licensing rights to the EM/2000 and MaxResponder, and any improvements and modifications thereto.

         (d) The provisions of Sections 2, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 shall survive the termination of this Agreement for any reason.

         (e) This Agreement may be executed in one or more counterparts and via telcopier.



                           [THIS SPACE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                             BIZCOM U.S.A., INC.

                             By:  /s/ Hanan Klein
                                   Hanan "Hank" Klein, Chief Executive Officer

STATE OF FLORIDA      )
                      )SS:
COUNTY OF BROWARD     )

         The foregoing instrument was acknowledged before me on this __ day of October __ 2002 by Hanan "Hank" Klein as Chief Executive Officer of BizCom U.S.A., Inc., a Florida corporation, on behalf of such corporation, who is personally known to me or has produced ___________________ as identification and did/did not take an oath.

                                 Notary Public:

                                            sign________________________________

                                            print_______________________________
                                            State of Florida at Large (Seal)
                                            My Commission Expires:


                                            /s/Edward W.  Lent III
                                            ----------------------
                                            Edward W.  Lent III


STATE OF ____________               )
                                    )SS:
COUNTY OF __________                )

         The foregoing instrument was acknowledged before me on this ___ day of October __ 2002 by ______________Edward W. Lent III who is personally known to me or has produced ___________________ as identification and did/did not take an oath.

                                 Notary Public:

                                            sign________________________________

                                            print_______________________________
                                            State of ___________ at Large (Seal)
                                            My Commission Expires:




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